TERRY AMISANO LTD.                                            AMISANO  HANSON
KEVIN HANSON, C.A.                                         Chartered Accountants

                                  EXHIBIT 23.1





                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 for The Ohio & Southwestern Energy Co., of our report dated February 1, 2001 relating to the December 31, 2000 financial statements of The Ohio & Southwestern Energy Co.




/s/Amisano Hanson
--------------------------------------
Amisano Hanson, Chartered Accountants

Vancouver, BC, Canada
April 25, 2001



Suite 604 - 750 West Pender Street                Telephone:   (604) 689-0188
Vancouver,  Canada                                Facsimile:   (604) 689-9773
V6C 2T7                                           E-MAIL:      amishan@telus.net